Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to the Annual Report on Form 10-K/A, of our report dated February 22, 2019, relating to the financial statements of Melt, Inc., as of December 31, 2018 and 2017 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants
Lakewood, CO
May 13, 2019